Exhibit 10.6

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

WHEREAS, World Gold Trust (the “Trust”), a Delaware statutory trust organized in series (each, a “Fund” and collectively, the “Funds”), and The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), have heretofore entered into a Transfer Agency and Service Agreement (“Agreement”), dated as of January 5, 2017; and

WHEREAS, the parties hereto desire to amend the Agreement (“Amendment”) to list on Appendix A thereto a new series of the Trust.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Trust, on behalf of each Fund, and BNY Mellon hereby amend the Agreement and agree as follows:

Appendix A.    Appendix A is hereby amended by listing a new series thereon, with such new series underlined in such amended schedule, as follows:

“Appendix A

SPDR® Long Dollar Gold Trust

SPDR® Euro Gold Trust

SPDR® Pound Gold Trust

SPDR® Yen Gold Trust

SPDR® Gold MiniShares Trust”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of June 6, 2018.

WORLD GOLD TRUST,
On behalf of each Fund listed on Appendix A, as amended herein

By:	/s/ Laura S. Melman
Name: Laura S. Melman*
Title: CFO and Treasurer
Date: June 6, 2018

*Authorized to sign on behalf of the Trust in this capacity since an officer of the Trust’s sponsor

THE BANK OF NEW YORK MELLON

By:	/s/ Phyllis A. Cietek
Name: Phyllis A. Cietek
Title: Vice President
Date: June 6, 2018